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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 14, 1999 relating to the financial statements and financial statement schedule, which appear in Cumulus Media Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under heading "Experts" in such Registration Statement.

                                              /s/ PricewaterhouseCoopers LLP

Chicago, Illinois
July 21, 1999